Exhibit 99.1

Poore Brothers Form 10-Q Filing Update

GOODYEAR, Ariz. – November 21, 2005 – Poore Brothers, Inc. (Nasdaq: SNAK) today provided an update on the status of its Form 10-Q filing for the quarter ended October 1, 2005 and announced results from the Company’s previously disclosed review of internal controls over financial reporting and accounting policies and estimates, principally with respect to trade spending.

The review performed by the Company, with the assistance of an independent consultant engaged by the Company’s audit committee, identified accounting errors related to product promotion obligations that were incurred in the second quarter of 2005 but not recorded in the Company’s financial statements until the third quarter of 2005. In addition, subsequent to the issuance of the Company’s third quarter earnings press release the Company became aware of a potential sales return related to product shipped in the third quarter of 2005.  Also in the second and third quarters of 2005, the Company incorrectly accrued for employee sick pay benefits that had not been earned by employees.

The Company believes that the estimated impact of (i) the accounting errors mentioned above on the second quarter ended June 25, 2005 is a decrease of approximately $100,000 in net income, or approximately $0.01 per diluted share, and (ii) the accounting errors and the adjustment discussed above on the third quarter ended October 1, 2005 is a decrease of approximately $100,000 in the net loss, or approximately $0.01 per diluted share.  For the nine months ended October 1, 2005 the aggregate impact of these items substantially offset and thus has no significant impact on net income or earnings per diluted share.  The Company plans to restate its previously issued financial statements for the quarter ended June 25, 2005 to more accurately reflect the results for that period.

The Company expects to file an amended Quarterly Report on Form 10-Q for the quarter ended June 25, 2005 and its Quarterly Report on Form 10-Q for the quarter ended October 1, 2005.  The Company has prepared the necessary information pursuant to the requirements of the Securities and Exchange Commission and provided those Reports for review by its independent registered public accountants,  with whom the Company has discussed the review and results.  Investors should look to the restated financial statements for June 25, 2005 included in the amended Quarterly Report on Form 10-Q, and the Quarterly Report on Form 10-Q for the quarter ended October 1, 2005, when they become available.

The review also identified a material weakness in the Company’s internal controls over trade spending as of June 25, 2005 that continued into the third quarter ended October 1, 2005.  The Company took steps during the third quarter and additional steps since then to improve its internal control structure to remediate this material weakness.  The Company has also filed a Current Report on Form 8-K with the SEC with respect to this release.

This press release contains forward looking statements related to (i) the Company’s intention to restate its financial statements for the quarter ended June 25, 2005 and file its report on Form 10-Q for the quarter ended October 1, 2005 and (ii) the nature and amounts of the anticipated financial statement adjustments for such periods.  A number of important factors could cause actual results to differ materially from those anticipated in such forward-looking statements, including the fact that the anticipated adjustments to the financial statements for such periods, the filing of the amendment of the Company’s report on Form 10-Q for the quarter ended June 25, 2005 and the filing of the Company’s report on Form 10-Q for the quarter ended October 1, 2005, are subject to ongoing preparation and review by the Company, the audit committee and the Company’s independent registered public accountants, and accordingly are subject to change.

About Poore Brothers, Inc.

With facilities in Indiana and Arizona, Poore Brothers is a marketer and manufacturer of Intensely Different™ snack foods under a variety of owned or licensed brand names, including T.G.I. Friday’s®, Cinnabon®, Tato Skins®, Poore Brothers®, Bob’s Texas Style®, and Boulder Canyon Natural Foods™. For further information about Poore Brothers or this release, please contact Richard M. Finkbeiner, Senior Vice President and Chief Financial Officer, at (623) 932-6255, or logon to http://www.poorebrothers.com.